Exhibit 99.1
                                                                    ------------

                                Certification of
                             Chief Executive Officer
                         of Prime Medical Services, Inc.


This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended March 31, 2003 of Prime Medical Services, Inc., a Delaware corporation (the "Issuer").

I, Brad A. Hummel, the Chief Executive Officer, of Issuer certify that to the best of my knowledge:

         (i) the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  May 13, 2003.



                                  /s/ Brad A. Hummel
                                  ---------------------------------------------
                                  Brad A. Hummel
                                  President and Chief Executive Officer
                                  Prime Medical Services, Inc.












The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.